Exhibit 3.31

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

1.	The name of the proposed corporation is Central of Aiken EMS, Inc.

2.	The initial registered office of the corporation is 111 Park Avenue, SW

                                                                                              Street & Number

Aiken	Aiken	29801
City	County	Zip Code

and the initial registered agent at such address is William H. Tucker

3.	The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:

a.	☒ If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 100,000:

b.	☐ The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

N/A

4.	The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See §33-1-230(b)): N/A

5.	The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See §33-2—102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

N/A

Date	JAN 07 1992
CERTIFIED TO BE A TRUE AND CORRECT COPY
AS TAKEN FROM AND COMPARED WITH THE
ORIGINAL ON FILE IN THIS OFFICE.

SECRETARY OF STATE OF SOUTH CAROLINA

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

1.	The name of the proposed corporation is Central of Aiken EMS, Inc.

2.	The initial registered office of the corporation is 111 Park Avenue, SW

                                                                                              Street & Number

Aiken	Aiken	29801
City	County	Zip Code

and the initial registered agent at such address is William H. Tucker

3.	The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:

a.	☒ If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 100,000:

b.	☐ The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

N/A

4.	The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See §33-1-230(b)): N/A

5.	The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See §33-2—102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

N/A

Date	JAN 07 1992
CERTIFIED TO BE A TRUE AND CORRECT COPY
AS TAKEN FROM AND COMPARED WITH THE
ORIGINAL ON FILE IN THIS OFFICE.

SECRETARY OF STATE OF SOUTH CAROLINA

The name and address of each incorporator is as follows (only one is required);

Name	Address	Signature
Derek Fowkes	P.O. Box 3126	/s/ Derek Fowkes
Gainesville, GA 30501

I, William H. Tucker, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

Date January 2, 1992		/s/
(Signature)

William H. Tucker
(Type or Print Name)

	Address	P.O. Box 517

Aiken, SC 29802

FILING INSTRUCTIONS

Two copies of this form, the original and either a duplicate original or a conformed copy must be filed.

If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

Schedule of fees - payable at time of filing this document

Fee for filing Application - payable to Secretary of State	$10.00
Filing Tax - Payable to Secretary of State	100.00
Minimum License Fee - payable to SC Tax Commission	25.00

THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS (See §12-19-20), AND A CHECK IN THE AMOUNT OF $25.00 PAYABLE TO THE SOUTH CAROLINA TAX COMMISSION.

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant §Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is Central of Aiken EMS, Inc.

2.	On January 9, 1994 , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

(Type or attach the complete text of Each Amendment)

See EXHIBIT A attached.

3.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

N/A

4.	Complete either a or b, whichever is applicable.

a.	☒ Amendment(s) adopted by shareholder action. At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed* Shares Voted For	Against
EMS	500	500	500	500	0
Ventures, Inc.

Date	JAN 21 1994
CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE.

SECRETARY OF STATE OF SOUTH CAROLINA

* NOTE:	Pursuant to Section 33-10-106(6)(1), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b.	☐ The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

5.	Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See §33-1-230(b)):

Date	January 19, 1994	Central of Aiken EMS, Inc.
(Name of Corporation)

		By:	/s/
(Signature)

John J. Scroggin, Asst. Secretary
(Type or Print Name and Office)

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	If the space in this form in insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.	Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing tax	100.00
Total	$110.00

“EXHIBIT A”

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF CENTRAL OF AIKEN EMS, INC.

1.	Effective the date hereof, Article 1. of the Articles of Incorporation of Central of Aiken EMS, Inc. is amended to read as follows:

“The name of the corporation is EMS Ventures of South Carolina, Inc.”

2.	Effective the date hereof, the Articles of Incorporation of Central Aiken EMS, Inc. shall be amended to include the articles set forth below, to be designated Articles 8. and 9. respectively, as follows:

“8.	Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation who at the request of the corporation is serving or has served as an officer, director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against those expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of South Carolina and which are actually and reasonably incurred in connection with any action, suit, or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of this Corporation or of such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of South Carolina and subject to the conditions prescribed therein. In any instance where the laws of the State of South Carolina permit indemnification to be provided to persons who are or have been an officer or director of the Corporation or who are or have been an officer, director, partner, joint venturer or trustee of any such other enterprise only on a determination that certain specified standards of conduct have been met, upon application for indemnification by any such person the Corporation shall promptly cause such determination to be made:

(a)	by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b)	if a quorum cannot be obtained by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c)	by special legal counsel selected by the board of directors or its committee in the manner prescribed in (a) or (b), or if a quorum of the board of directors cannot be obtained under (a), and a committee cannot be designated under (b), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(d)	by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

As a condition to any such right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

The Corporation may purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such officers and directors against any liability under the laws of the State of South Carolina. If any expenses or other amounts are paid by way of indemnification, other than by court order, action by shareholders or by an insurance carrier, the Corporation shall provide notice of such payment to the shareholders in accordance with the provisions of the laws of the State of South Carolina.

9.	No director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for:

(a)	any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(b)	acts or omissions which involve intentional misconduct or a knowing violation of law;

(c)	any liabilities of a director imposed by the 1976 South Carolina Code, as amended; or

(d)	any transaction from which the director derived an improper personal benefit.”

3.	All other provisions of the Articles of Incorporation shall remain in full force and effect.